EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

    The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and nine months ended September 30, 2021. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, Inc.’s financial statements for the relevant periods.

	As of September 30, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$2,086,517	$3,352	$328	$2,090,197
Restricted cash and cash equivalents	17,687	1,035,095	—	1,052,782
U.S. Treasury securities, at fair value	—	817,226	—	817,226
Investments (includes performance allocations of $2,598,693 as of September 30, 2021)	8,210,364	457	(224,215)	7,986,606
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	672,619	—	672,619
Investments, at fair value	—	13,568,170	(380,042)	13,188,128
Other assets	—	500,595	(481)	500,114
Incentive fees receivable	4,124	—	—	4,124
Due from related parties	650,299	(4,704)	(126,376)	519,219
Deferred tax assets, net	3,358	—	463,541	466,899
Other assets	493,810	3,193	(484)	496,519
Lease assets	379,251	—	—	379,251
Goodwill	117,553	—	(595)	116,958
Total Assets	$11,962,963	$16,596,003	$(268,324)	$28,290,642

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$159,602	$3,319	$46,391	$209,312
Accrued compensation and benefits	239,242	—	—	239,242
Deferred revenue	175,204	—	—	175,204
Due to related parties	31,009	10,800	592,661	634,470
Profit sharing payable	1,528,662	—	—	1,528,662
Debt	3,153,181	—	—	3,153,181
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	8,170,997	(148,250)	8,022,747
Notes payable	—	2,600,639	(102,505)	2,498,134
Other liabilities	—	761,732	(58,632)	703,100
Due to related parties	—	31,815	(31,815)	—
Other liabilities	338,496	119,512	16,954	474,962
Lease liabilities	427,529	—	—	427,529
Total Liabilities	6,052,925	11,698,814	314,804	18,066,543
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,742,302	7,752	1,750,054
Stockholders’ Equity:
Apollo Global Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of September 30, 2021	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of September 30, 2021	289,815	—	—	289,815
Additional paid in capital	—	(78,389)	1,096,328	1,017,939
Retained earnings (accumulated deficit)	2,345,109	425,937	(1,692,190)	1,078,856
Accumulated other comprehensive income (loss)	(3,108)	(4,976)	4,982	(3,102)
Total Apollo Global Management, Inc. Stockholders’ Equity	2,896,214	342,572	(590,880)	2,647,906
Non-Controlling Interests in consolidated entities	6,532	2,812,315	—	2,818,847
Non-Controlling Interests in Apollo Operating Group	3,007,292	—	—	3,007,292
Total Stockholders’ Equity	5,910,038	3,154,887	(590,880)	8,474,045
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$11,962,963	$16,596,003	$(268,324)	$28,290,642
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended September 30, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other(1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$493,186	$—	$(18,649)	$474,537
Advisory and transaction fees, net	64,556	—	(1,725)	62,831
Investment income (loss):
Performance allocations	466,569	—	(8,358)	458,211
Principal investment income (loss)	79,991	—	(1,708)	78,283
Total investment income (loss)	546,560	—	(10,066)	536,494
Incentive fees	5,436	—	—	5,436
Total Revenues	1,109,738	—	(30,440)	1,079,298

Expenses:
Compensation and benefits:
Salary, bonus and benefits	182,576	—	—	182,576
Equity-based compensation	56,218	—	—	56,218
Profit sharing expense	262,874	—	—	262,874
Total compensation and benefits	501,668	—	—	501,668
Interest expense	34,807	3	10	34,820
General, administrative and other	107,772	3,825	—	111,597
Placement fees	822	—	—	822
Total Expenses	645,069	3,828	10	648,907

Other Income (Loss):
Net gains (losses) from investment activities	160,287	29,230	(16,719)	172,798
Net gains from investment activities of consolidated variable interest entities	—	128,885	13,570	142,455
Interest income (loss)	2,287	132	(305)	2,114
Other income (loss), net	(14,778)	(146)	17	(14,907)
Total Other Income (Loss)	147,796	158,101	(3,437)	302,460
Income (loss) before income tax provision	612,465	154,273	(33,887)	732,851
Income tax provision	(11,213)	—	(90,221)	(101,434)
Net Income (Loss)	601,252	154,273	(124,108)	631,417
Net income attributable to Non-controlling Interests	(262,392)	(110,703)	—	(373,095)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	338,860	43,570	(124,108)	258,322
Series A Preferred Stock Dividends	(4,382)	—	—	(4,382)
Series B Preferred Stock Dividends	(4,782)	—	—	(4,782)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$329,696	$43,570	$(124,108)	$249,158
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Nine Months Ended September 30, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,458,546	$—	$(56,732)	$1,401,814
Advisory and transaction fees, net	210,015	—	(4,485)	205,530
Investment income (loss):
Performance allocations	2,617,009	—	(28,312)	2,588,697
Principal investment income (loss)	554,538	—	(17,864)	536,674
Total investment income (loss)	3,171,547	—	(46,176)	3,125,371
Incentive fees	23,608	—	—	23,608
Total Revenues	4,863,716	—	(107,393)	4,756,323

Expenses:
Compensation and benefits:
Salary, bonus and benefits	538,505	—	—	538,505
Equity-based compensation	165,664	—	—	165,664
Profit sharing expense	1,279,601	—	—	1,279,601
Total compensation and benefits	1,983,770	—	—	1,983,770
Interest expense	104,405	5	23	104,433
General, administrative and other	313,904	13,369	12	327,285
Placement fees	1,950	—	—	1,950
Total Expenses	2,404,029	13,374	35	2,417,438

Other Income:
Net gains (losses) from investment activities	1,429,188	27,807	(17,652)	1,439,343
Net gains from investment activities of consolidated variable interest entities	—	348,943	51,509	400,452
Interest income (loss)	4,112	392	(947)	3,557
Other income (loss), net	(29,746)	(370)	1,990	(28,126)
Total Other Income	1,403,554	376,772	34,900	1,815,226
Income (loss) before income tax provision	3,863,241	363,398	(72,528)	4,154,111
Income tax provision	(24,695)	—	(474,036)	(498,731)
Net Income (Loss)	3,838,546	363,398	(546,564)	3,655,380
Net income attributable to Non-controlling Interests	(1,765,479)	(294,962)	—	(2,060,441)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	2,073,067	68,436	(546,564)	1,594,939
Series A Preferred Stock Dividends	(13,148)	—	—	(13,148)
Series B Preferred Stock Dividends	(14,344)	—	—	(14,344)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$2,045,575	$68,436	$(546,564)	$1,567,447
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.